EXHIBIT 4.3

VICEROY EXPLORATION LTD.

2005 AMENDED AND RESTATED STOCK OPTION AND SHARE COMPENSATION PLAN

ARTICLE ONE

DEFINITIONS AND INTERPRETATIONS

Section 1.01       Definitions: For purposes of the Plan, unless such word or term is otherwise defined herein or the context in which such word or term is used herein otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings:

(a)	“Bonus Shares” shall have the meaning set forth in Article 5 hereof;

(b)

"Change of Control" means the acquisition by any person or by any person and a Joint Actor, whether directly or indirectly, of voting securities (as defined in the Securities Act) of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a person acting "jointly or in concert with" another person as that phrase is interpreted in section 96 of the Securities Act, totals for the first time not less than twenty percent (20%) of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board of Directors of the Company;

(c)	"Committee" shall mean the Directors or, if the Directors so determine in accordance with section 2.03 of the Plan, the committee of the Directors authorized to administer the Plan;

(d)	"Common Shares" shall mean the common shares of the Company, as adjusted in accordance with the provisions of Article Seven of the Plan;

(e)	"Company" shall mean Viceroy Exploration Ltd., a Company existing pursuant to the provisions of the Business Corporations Act (British Columbia);

(f)

"Compulsory Acquisition" means a transaction in which an Offeror acquires Common Shares not tendered to an Offer pursuant to the provisions of section 300 of the Business Corporations Act (British Columbia), or any successor or similar legislation;

(g)	"Directors" shall mean the directors of the Company from time to time;

(h)

"Eligible Employees" shall mean employees, including officers, whether Directors or not, and including both full-time and part-time employees, of the Company or any subsidiary of the Company who, by the nature of their positions or jobs are, in the opinion of the Committee, in a position to contribute to the success of the Company;

(i)

"Eligible Insiders" shall mean the Insiders of the Company or of any subsidiary of the Company from time to time who, by the nature of their positions are, in the opinion of the Committee, in a position to contribute to the success of the Company;

(j)	“Eligible Person” shall mean an Eligible Employee or an Eligible Insider;

(k)	"Employment Contract" means any contract between the Company or any subsidiary of the Company and any Eligible Employee or Service Provider relating to, or entered into in connection with, the employment of the Eligible Employee or the engagement of the Service Provider;

(l)	“Insider” means an insider as defined in the Securities Act;
(m)	"Market Price" means the market price as defined in the TSX Manual which currently means the volume weighted average trading price for the five trading days immediately preceding the grant date;
(n)	"Offer" has the meaning given in section 8.01;
(o)	"Offeror" has the meaning given in section 8.01;
(p)	"Option" shall mean an option to purchase Common Shares granted pursuant to, or governed by, the Plan;
(q)	"Optionee" means a Participant to whom an Option has been granted pursuant to the Plan;
(r)	“Option Agreement” means an agreement, in the form attached hereto as Schedule “A”, whereby the Company grants to an Optionee an Option;
(s)	"Option Period" shall mean the period of time during which the particular Option may be exercised;
(t)	"Participant" shall mean each Eligible Insider, Eligible Employee and Service Provider;
(u)	"Plan" shall mean this stock option and share compensation plan;
(v)	"Securities Act" means the British Columbia Securities Act, R.S.B.C. 1996, c.418, as amended, from time to time;
(w)

"Service Provider" shall mean any person or Company, other than an Employee or Insider, engaged to provide services for the Company or for any entity controlled by the Company for an initial, renewable or extended period of twelve months or more;

(x)

"Subsequent Acquisition Transaction" shall mean an amalgamation, statutory arrangement, merger, consolidation, reorganization, recapitalization or other transaction involving the Company and an Offeror or an affiliate of the Offeror which, if successfully completed, would result in the Offeror owning, directly or indirectly, all of the Common Shares;

(y)	"TSX" shall mean The Toronto Stock Exchange;
(z)	"TSX Insider" shall mean
(i)	an Insider of the Company, other than a person who is an insider of the Company solely by virtue of being a director or senior officer of a subsidiary of the Company; and
(ii)	an associate of any person who is an Insider of the Company within the meaning of paragraph (i) of this definition;

(v)	“U.S. Act” means the Securities Act of 1933 of the United States, as amended; and
(w)	"Vested" means that an option has become exercisable in respect of options held by an Optionee.

Section 1.02        Securities Definitions: In the Plan, the terms "associate", "subsidiary" and "insider" shall have the meanings given to such terms in the Securities Act.

Section 1.03        Headings: The headings of all articles, sections, and paragraphs in the Plan are inserted for convenience of reference only and shall not affect the construction or interpretation of the Plan.

Section 1.04        Context, Construction: Whenever the singular or masculine are used in the Plan, the same shall be construed as being the plural or feminine or neuter or vice versa where the context so requires.

Section 1.05        References to the Plan: The words "herein", "hereby", "hereunder", "hereof" and similar expressions mean or refer to the Plan as a whole and not to any particular article, section, paragraph or other part hereof.

Section 1.06        Canadian Funds: Unless otherwise specifically provided, all references to dollar amounts in the Plan are references to lawful money of Canada.

ARTICLE TWO

PURPOSE AND ADMINISTRATION OF THE PLAN

Section 2.01        Purpose of the Plan: The Plan provides for the grant of Options and Bonus Shares to Participants for the purpose of advancing the interests of the Company through the motivation, attraction and retention of key employees and directors of the Company and subsidiaries of the Company and to secure for the Company and the shareholders of the Company the benefits inherent in the ownership of Common Shares by key employees and directors of the Company and subsidiaries of the Company, it being generally recognized that stock option and share compensation plans aid in attracting, retaining and encouraging employees and directors due to the opportunity offered to them to acquire a proprietary interest in the Company.

Section 2.02        Administration of the Plan: The Plan shall be administered by the Committee and the Committee shall have full authority to administer the Plan including the authority to interpret and construe any provision of the Plan and to adopt, amend and rescind such rules and regulations for administering the Plan as the Committee may deem necessary in order to comply with the requirements of the Plan. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and conclusive and shall be binding on the Participants and the Company. No member of the Committee shall be personally liable for any action taken or determination or interpretation made in good faith in connection with the Plan and all members of the Committee shall, in addition to their rights as Directors, be fully protected, indemnified and held harmless by the Company with respect to any such action taken or determination or interpretation made. The appropriate officers of the Company are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of the Plan and of the rules and regulations established for administering the Plan. All costs incurred in connection with the Plan shall be for the account of the Company.

Section 2.03       Delegation to Committee: Subject to Section 8.03, all of the powers exercisable hereunder by the Directors may, to the extent permitted by applicable law and as determined by resolution of the Directors, be exercised by a committee of the Directors comprised of not less than three Directors.

Section 2.04        Record Keeping: The Company shall maintain a register or registers in which shall be recorded:

(a)	the name and address of each Optionee or recipient of Bonus Shares;
(b)	the number of Common Shares subject to Options or Bonus Shares granted to each Optionee; and
(c)	the aggregate number of Common Shares subject to Options and Bonus Shares.

Section 2.05        Previously Granted Options: There are outstanding options for the purchase of Common Shares granted by the Company to eligible parties pursuant to the Company’s 2003 stock option plan (the “Pre-Existing Plan”). The Plan is an amendment and restatement of the Pre-Existing Plan by the Company. Options which are outstanding under the Pre-Existing Plan as of the effective date of this Plan shall continue to be exercisable, shall be governed by and be subject to the Plan and shall be deemed to be Options granted under the Plan. However, to the extent that the terms and conditions of any such option are inconsistent with the terms and conditions of the Plan, the terms and conditions of such option shall govern.

ARTICLE THREE

ELIGIBILITY AND PARTICIPATION

IN THE PLAN AND GRANT OF OPTIONS AND BONUS SHARES

Section 3.01        Eligibility: Options and Bonus Shares shall only be granted to Participants, except that, in the case of Bonus Shares, Directors are not eligible.

Section 3.02        Determination of Option Recipients and Option Terms: The Committee shall from time to time determine the Participants to whom Options shall be granted, the number of Common Shares to be made subject to and the expiry date of each option granted to each Participant and the other terms of each Option granted to each Participant including any vesting provisions that may be applicable, all such determinations to be made in accordance with the terms and conditions of the Plan, and the Committee may take into consideration the present and potential contributions of and the services rendered by the particular Participant to the success of the Company and any other factors which the Committee deems appropriate and relevant. Each Option granted to a Participant shall be evidenced by an Option Agreement containing terms and conditions consistent with the provisions of the Plan, which terms and conditions need not be the same in each case. No Participant who is a Director shall vote on any motion considered by the Directors granting any Option to such Director.

Section 3.03       Determination of Bonus Share Recipients: The Committee shall from time to time determine the Participants to whom Bonus Shares shall be granted and the number of Bonus Shares to be granted as set forth in Section 5.01. Directors are not eligible to receive Bonus Shares.

ARTICLE FOUR

NUMBER OF COMMON SHARES SUBJECT TO THE

PLAN, EXERCISE PRICE AND TERM OF OPTIONS

Section 4.01       Number of Shares: The maximum number of Common Shares which may be made subject to Options and Bonus Shares at any time and from time to time shall not exceed 10% of the total number of Common Shares then outstanding on a non-diluted basis, subject to adjustment in accordance with Article Seven of the Plan. In addition, the maximum number of Common Shares which, together with Bonus Shares pursuant to Section 5.01 and any other Common Shares subject to a security-based compensation arrangement (within the meaning of the policy on security based compensation arrangements of the TSX) with such Participant or Participants, as the case may be, may be:

(a)	reserved for issue to Participants who are TSX Insiders shall not exceed 10% of the number of Common Shares then outstanding;
(b)	issued to Participants who are TSX Insiders within a one-year period shall not exceed 10% of the number of Common Shares then outstanding;
(c)	issued to any one Participant who is a TSX Insider and the associates of such Participant within a one-year period shall not exceed 5% of the number of Common Shares then outstanding; and
(d)	reserved for issue to any one Participant shall not exceed 5% of the number of Common Shares then outstanding.

For purposes of this section 4.01 (a) through (d), the number of Common Shares then outstanding shall mean the number of Common Shares outstanding on a non-diluted basis immediately prior to the proposed grant of the applicable option, excluding Common Shares issued pursuant to share compensation arrangements over the preceding one-year period. If Options are exercised, or are surrendered, terminate or expire without being exercised in whole or in part, the Common Shares which were the subject of such Options may again be made subject to an Option.

Section 4.02        Exercise Price: The price per share at which any Common Share which is the subject of an Option or Bonus Share shall be determined by the Directors at the time of grant, provided that such price shall be not less than theMarket Price.

Section 4.03        Term of Options: The Option Period for each Option shall be such period of time as shall be determined by the Committee, subject to any Employment Contract, provided that no Option Period shall exceed 10 years. The Committee may determine the number or percentage of Common Shares which may be purchased by an Optionee during any particular time period within the Option Period.

ARTICLE FIVE

BONUS SHARES

Section 5.01        Issuance of Bonus Shares: The Committee shall have the authority and power in its sole discretion, to allot, issue and distribute in such amounts as the Committee in its sole and absolute discretion deems fit, as fully paid and non-assessable shares in the capital of the Company, up to a total of 50,000 Bonus Shares in each calendar year, to those Eligible Persons of the Company, excluding Directors, whom the Board, in its sole and absolute discretion, deems to have provided extraordinary contributions to the advancement of the Company.

Section 5.02        Basis for Issuance of Bonus Shares: Bonus Shares will be issued in consideration of the fair value of the extraordinary contribution to the Company by the recipient as determined by the Board, in its discretion, and shall be issued at a deemed price determined by the Board at the time of issuance of such Bonus Shares, but such price shall not be less than the Market Price. No Bonus Shares shall be issued at a time when it is unlawful to fix the price for such Bonus Shares.

Section 5.03        No Requirement to Issue or Entitlement to Receive: Nothing in this Plan shall require the issue or distribution of any Bonus Shares in any given year or the distribution to any particular person of Bonus Shares at any time. The receipt by a recipient in any year of Bonus Shares shall not create any entitlement to a receipt of Bonus Shares by such recipient in any other year. No person shall have any right to receive a distribution of Bonus Shares in a year, whether or not other persons receive Bonus Shares in such other year. The pool of Bonus Shares available for any given year, if not distributed, shall cease to be available at the end of such year and shall not accumulate or be available for any succeeding year. The Bonus Shares available for distribution in any year may not exceed the percentages authorized for issuance pursuant to Section 4.01 of the Plan. In addition, Bonus Shares issued in any calendar year will not be added to the issued capital in that calendar year for the purposes of increasing the number of options available for issuance under the Plan.

ARTICLE SIX

EXERCISE OF OPTION, EFFECT OF DEATH AND

TERMINATION OF EMPLOYMENT AND WITHHOLDING TAXES

Section 6.01	Exercise of Option:
(a)

Exercise: Subject to any restriction on the number or percentage of Common Shares which may be purchased by the Optionee during any particular time period within the Option Period determined by the Committee, an Option may be exercised by the Optionee in whole at any time, or in part from time to time, during the Option Period, provided however that, except as otherwise specifically provided in section 6.02 or section 6.03 hereof or in any Employment Contract, no Option may be exercised unless the Optionee at the time of exercise thereof is:

(i)

in the case of an Eligible Employee, in the employment of the Company or a subsidiary of the Company and has been continuously so employed since the date of grant of such option, provided however that a leave of absence with the approval of the Company or such subsidiary of the Company shall not be considered an interruption of employment for purposes of the Plan;

(ii)

in the case of an Eligible Insider who is not also an Eligible Employee, a director of the Company or a subsidiary of the Company and has been such a director continuously since the date of grant of such Option; and

(iii)	in the case of an Service Provider, engaged in providing services for the Company or an entity controlled by the Company and has been so engaged since the date of grant of such Option.
(b)

Payment of Exercise Price: The exercise of any Option shall be contingent upon receipt by the Company of payment of the aggregate purchase price for the Common Shares in respect of which the Option has been exercised. No Optionee or legal representative, legatee or distributee of any Optionee will be, or will be deemed to be, a holder of any Common Shares with respect to which such Optionee was granted an Option, unless and until certificates for such Common Shares are issued to such Optionee, or them, under the terms of the Plan. Subject to section 10.04 hereof, upon an Optionee exercising an Option and paying the Company the aggregate purchase price for the Common Shares in respect of which the Option has been exercised, the Company shall as soon as practicable issue and deliver a certificate representing the Common Shares so purchased.

Section 6.02        Effect of Death: If a Participant shall die while an Optionee, any Option held by such Optionee at the date of death shall be exercisable in whole or in part only by the person or persons to whom the rights of the Optionee under the Option shall pass by the will of the Optionee or the laws of descent and distribution for a period of 365 days after the date of death of the Optionee or prior to the expiration of the Option Period in respect of the Option, whichever is sooner, and then only to the extent that such Optionee was entitled to exercise the Option at the date of death of such Optionee, subject to the provisions of any Employment Contract.

Section 6.03        Effect of Termination of Employment: If an Optionee shall cease to be a Participant for cause, no Option held by such Optionee shall be exercisable following the date on which such Optionee ceases to be a Participant. If an Optionee ceases to be a Participant for any reason other than for cause or by virtue of death, any Option held by such Optionee at such time shall remain exercisable in full at any time, and in part from time to time, for a period of 365 days after the date on which the Optionee ceases to be a Participant or 30 days in the case of an Optionee who is engaged in investor relations activities at the time his services cease or prior to the expiration of the Option Period in respect of the Option, whichever is sooner, and then only to the extent that such Optionee was entitled to exercise the Option at such time, subject to the provisions of any Employment Contract.

Section 6.04       Withholding Taxes: The Company or any subsidiary of the Company may take such steps as are considered necessary or appropriate for the withholding of any taxes which the Company or any subsidiary of the Company is required by any law or regulation of any governmental authority whatsoever to withhold in connection with any Option or Bonus Shares including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of Common Shares to be issued upon the exercise of any Option or Bonus Shares until such time as the Optionee or recipient of Bonus Shares as applicable has paid the Company or any subsidiary of the Company for any amount which the Company or subsidiary of the Company is required to withhold with respect to such taxes.

ARTICLE SEVEN

CAPITAL CHANGES

Section 7.01        Capital Changes: In the event there is any change in the Common Shares, whether by reason of a stock dividend, consolidation, subdivision, reclassification or otherwise, an appropriate adjustment shall be made by the Directors in:

(a)	the number of Common Shares available as Options or Bonus Shares under the Plan;
(b)	the number of Common Shares subject to Options; and
(c)	the exercise price of the Common Shares subject to Options.

If the foregoing adjustment shall result in a fractional Common Share, the fraction shall be disregarded. All such adjustments shall be conclusive, final and binding for all purposes of the Plan.

Section 7.02       Amalgamation, Consolidation or Merger: If the Company amalgamates with, consolidates with or merges with or into, or participates in a statutory arrangement with, another Company, any Common Shares receivable on the exercise of an Option shall be converted into the securities, property or cash which the Optionee would have received upon such amalgamation, consolidation, merger or arrangement had the Option been exercised prior to such event becoming effective.

ARTICLE EIGHT

TAKE-OVER BIDS AND CHANGES OF CONTROL

8.01                      Effect of a Take-Over Bid: If a bona fide offer (an "Offer") for Common Shares is made to the Optionee or to shareholders of the Company generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror (the "Offeror") becoming a control person of the Company, within the meaning of subsection 1(1) of the Securities Act, the Company shall, immediately upon receipt of notice of the Offer, notify each Optionee of full particulars of the Offer, whereupon all Common Shares subject to such Option will become Vested and the Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Common Shares received upon such exercise, pursuant to the Offer. However, if:

(a)	the Offer is not completed within the time specified therein; or
(b)	all of the Common Shares tendered by the Optionee pursuant to the Offer are not taken up or paid for by the Offeror in respect thereof,

then the Common Shares received upon such exercise, or in the case of clause (b) above, the Common Shares that are not taken up and paid for, may be returned by the Optionee to the Company and reinstated as authorized but unissued Common Shares and with respect to such returned Common Shares, the Option shall be reinstated as if it had not been exercised and the terms, if any, upon which such Common Shares were to become Vested pursuant to this section shall be reinstated. If any Common Shares are returned to the Company under this section 8.01, the Company shall immediately refund the exercise price to the Optionee for such Common Shares.

8.02                        Acceleration of Expiry Date: If, at any time when an Option granted under the Plan remains unexercised, an Offer is made by an Offeror, the Directors may, upon notifying each Optionee of full particulars of the Offer, declare all Common Shares issuable upon the exercise of Options granted under the Plan, if unvested, Vested, and declare that the Expiry Date for the exercise of all unexercised Options granted under the Plan is accelerated so that all Options will either be exercised or will expire prior to the date upon which Common Shares must be tendered pursuant to the Offer, provided such Offer is completed.

8.03                        Effect of a Change of Control: If a Change of Control occurs, all Common Shares subject to each outstanding Option will become Vested, whereupon such Option may be exercised in whole or in part by the Optionee. Following the completion of a Change of Control which results in the Offeror acquiring at least 50% of the issued Common Shares, none of the Committee, Directors or the Company shall take any action under this Plan without the prior consent of the Offeror, such consent not to be unreasonably withheld.

8.04                      Exercise Following Taking Up Under an Offer: If, at any time when an Option granted under the Plan remains unexercised, an Offer is made and Common Shares tendered to the Offer are taken up and paid for by the Offeror in respect thereof, then following the date on which the Offer expires, whether or not a Subsequent Acquisition Transaction or Compulsory Acquisition has been completed, an Optionee shall be entitled to receive on exercise of his or her Options, and shall accept, in lieu of the number of Common Shares which the Optionee would have received on exercise of his or her Options, and otherwise on the same terms and conditions, including but not limited to those set out under Article Four herein and Article Six herein and in any Option Agreement or Employment Contract, such securities of the Offeror which the Optionee would have received had he or she tendered such number of Common Shares under the Offer.

ARTICLE NINE

SECURITIES LAWS

OF THE UNITED STATES OF AMERICA

Section 9.01       Securities Laws of the United States of America: Neither the Options which may be granted pursuant to the provisions of the Plan nor the Common Shares which may be purchased pursuant to the exercise of Options nor the Bonus Shares have been registered under the U.S. Act, or under any securities law of any state of the United States of America. Accordingly, any Optionee who is granted an Option or recipient of Bonus Shares in a transaction which is subject to the U.S. Act or the securities laws of any state of the United States of America shall represent, warrant, acknowledge and agree in the agreement containing the Option granted to the Optionee that:

(a)

the Optionee is acquiring the Option and any Common Shares acquired upon the exercise of such Option, and the recipient of the Bonus Shares is receiving the Bonus Shares, as principal and for the account of the Optionee;

(b)

in granting the Option and issuing the Common Shares to the Optionee upon the exercise of such Option, the Company is relying on the representations and warranties of the Optionee contained in the agreement relating to the Option or to support the conclusion of the Company that the granting of the Option and the issue of Common Shares upon the exercise of such Option do not require registration under the U.S. Act or to be qualified under the securities laws of any state of the United States of America;

(c)

in granting the Bonus Shares to a Participant, the Company may require the recipient to represent and warrant to the Company that the issuance of the Bonus Shares does not require registration under the U.S. Act or to be qualified under the securities laws of any state of the United States of America;

(d)	each certificate representing Common Shares issued upon the exercise of such Option or issued as Bonus Shares shall bear the following legends:

"THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (C) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

"THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT GOOD DELIVERY OF THE COMMON SHARES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.

A CERTIFICATE WITHOUT A LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT FOR THE COMMON SHARES OF THE COMPANY IN CONNECTION WITH A SALE OF THE COMMON SHARES REPRESENTED HEREBY UPON DELIVERY OF THIS CERTIFICATE AND AN EXECUTED DECLARATION BY THE SELLER, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.";

provided that if such Common Shares are being sold outside the United States of America in compliance with the requirements of Rule 904 of Regulation S under the U.S. Act the foregoing legends may be removed by providing a written declaration by the holder to the registrar and transfer agent for the Common Shares to the following effect:

"The undersigned (a) represents and warrants that the sale of the securities of Viceroy Exploration Ltd. (the "Company") to which this declaration relates is being made in compliance with Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (b) certifies that (1) the undersigned is not an affiliate of the Company as that term is defined in the U.S. Securities Act, (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the undersigned and any person acting on behalf of the undersigned reasonably believe that the buyer was outside the United States (b) the transaction was executed on or through the facilities of The TSX or the TSX Venture Exchange and neither the undersigned nor any person acting on behalf of the undersigned knows that the transaction has been prearranged with a buyer in the United States, and (3) neither the undersigned nor any affiliate of the undersigned nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.";

(e)

other than as contemplated by subsection 9.02(c) hereof, prior to making any disposition of any Common Shares acquired pursuant to the exercise of such Option which might be subject to the requirements of the U.S. Act, the Optionee shall give written notice to the Company describing the manner of the proposed disposition and containing such other information as is necessary to enable counsel for the Company to determine whether registration under the U.S. Act or qualification under any securities laws of any state of the United States of America is required in connection with the proposed disposition and whether the proposed disposition is otherwise in compliance with such legislation and the regulations thereto;

(e)

other than as contemplated by subsection 9.02(c) hereof, the Optionee will not attempt to effect any disposition of the Common Shares owned by the Optionee and acquired pursuant to the exercise of such Option or of any interest therein, and the recipient of the Bonus Shares will not attempt to effect any disposition of the Bonus Shares which might be subject to the requirements of the U.S. Act in the absence of an effective registration statement relating thereto under the U.S. Act or an opinion of counsel satisfactory in form and substance to counsel for the Company that such disposition would not constitute a violation of the U.S. Act or any securities laws of any state of the United States of America and then will only dispose of such Common Shares or Bonus Shares in the manner so proposed;

(f)

the Company may place a notation on the records of the Company to the effect that none of the Common Shares acquired by the Optionee pursuant to the exercise of such Option or Bonus Shares shall be transferred unless the provisions of the Plan have been complied with; and

(g)

the effect of these restrictions on the disposition of the Common Shares acquired by the Optionee pursuant to the exercise of such Option or Bonus Shares is such that the Optionee or recipient of the Bonus Shares may not be able to sell or otherwise dispose of such Common Shares or Bonus Shares for a considerable length of time in a transaction which is subject to the provisions of the U.S. Act other than as contemplated by subsection 9.01(c) hereof.

ARTICLE TEN

EFFECTIVE DATE OF PLAN, AMENDMENT

OF PLAN AND TERMINATION OF PLAN

Section 10.01     Effective Date of Plan: The Plan shall become effective upon the later of the date determined by the Directors and the date of approval of the shareholders of the Company given by the affirmative vote of a majority of the Common Shares represented at the meeting of the shareholders of the Company at which a motion to approve the Plan is presented.

Section 10.02      Amendment of Plan: The Directors may from time to time in the absolute discretion of the Directors amend, modify and change the provisions of an Option or the Plan without obtaining approval of shareholders to:

(a)	make amendments of a “housekeeping” nature;
(b)	change vesting provisions of an Option or the Plan;
(c)	change the termination provisions of an Option or the Plan which does not entail an extension beyond the original expiry date of the Option or the Plan;
(d)	change the termination provisions of an Option or the Plan which does entail an extension beyond the original expiry date of the Option or the Plan for a Participant who is not an Insider;
(e)	reduce the exercise price of an Option for a Participant who is not an Insider;
(f)

implement a cashless exercise feature, payable in cash or securities, provided that such feature provides for a full deduction of the number of shares from the number of shares reserved under the Plan; and

(g)	make any other amendments of a non-material nature which are approved by the TSX.

All other amendments, modifications or changes shall only be effective upon such amendment, modification or change being approved by the shareholders of the Company in a manner similar to the approval contemplated by section 10.01 of the Plan. Any amendment, modification or change of any provision of the Plan shall be subject to approval, if required, by any regulatory body having jurisdiction.

Section 10.03     Termination of the Plan: The Plan may be terminated at any time by the Directors. Notwithstanding the termination of the Plan, any Option outstanding under the Plan at the time of termination shall remain in effect until such Option has been exercised, has expired, has been surrendered to the Company or has been terminated.

ARTICLE ELEVEN

MISCELLANEOUS PROVISIONS

Section 11.01     Non-Assignable: No rights under the Plan and no Option awarded pursuant to the provisions of the Plan are assignable or transferable by any Participant other than pursuant to a will or by the laws of descent and distribution.

Section 11.02     Rights as a Shareholder: No Optionee shall have any rights as a shareholder of the Company with respect to any Common Shares which are the subject of an Option. No Optionee shall be entitled to receive, and no adjustment shall be made for, any dividends, distributions or other rights declared for shareholders of the Company for which the record date is prior to the date of exercise of any Option.

Section 11.03      No Contract of Employment: Nothing contained in the Plan shall confer or be deemed to confer upon any Participant the right to continue in the employment of the Company or any subsidiary of the Company nor interfere or be deemed to interfere in any way with any right of the Company or any subsidiary of the Company to discharge any Participant at any time for any reason whatsoever, with or without cause.

Section 11.04     Necessary Approvals: The obligation or ability of the Company to grant any Option pursuant to the Plan and to issue, sell and deliver any Common Shares on the exercise of an Option or issue Bonus Shares is subject to the approval of any governmental authority or regulatory body required in connection with the grant of such Option or the issue, sale and delivery of such Common Shares or Bonus Shares by the Company. Any Options or Bonus Shares granted prior to the Company’s receipt of such required approvals shall be conditional upon such approval being given and no Options may be exercised or Bonus Shares delivered to the recipient unless such approval has been being given.

In the event that any Common Shares cannot be issued to any Optionee pursuant to the exercise of an Option for any reason whatsoever including, without limiting the generality of the foregoing, the failure to obtain any required approval, then the obligation of the Company to issue such Common Shares shall terminate and any money paid to the Company in connection with the exercise of such Option shall be returned to the Optionee without interest or deduction. In the event any Bonus Shares cannot be delivered pursuant to a grant of such shares for any reason whatsoever including, without limiting the generality of the foregoing, the failure to obtain any required approval, then the Company shall not be obliged to deliver the Bonus Shares and the recipient of the grant shall have no rights in respect thereof.

Section 11.05      No Representation or Warranty: The Company makes no representation or warranty as to the value of any Option or Bonus Shares granted pursuant to the Plan or as the future value of any Common Shares issued pursuant to the exercise of any Option.

Section 11.06      Compliance with Applicable Law: If any provision of the Plan or any Option contravenes any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction, then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith.

Section 11.07      Applicable Law: The Plan and all of the rights and obligations arising herefrom shall be interpreted and applied in accordance with the laws of the Province of British Columbia.

Plan approved by the Board effective March 18, 2005, as amended and restated by the Board effective October 13, 2006

Plan approved by the shareholders of the Company effective April 22, 2005

Effective date of Plan: April 22, 2005

SCHEDULE “A”

VICEROY EXPLORATION LTD.

2005 AMENDED AND RESTATED STOCK OPTION AND SHARE COMPENSATION PLAN

OPTION AGREEMENT

This Option Agreement is entered into between • ("the Company") and the Optionee named below pursuant to the Company’s 2005 Stock Option and Share Compensation Plan (the "Plan"), a copy of which is attached hereto, and confirms that:

1.	on •, 200 • (the "Grant Date");
2.	• (the "Optionee");
3.	was granted the option (the “Option”) to purchase • Common Shares (the "Option Shares") of the Company;
4.	for the price (the "Option Price") of $• per share;
5.	which shall be exercisable in full upon approval;
6.	terminating on the •, 200 • (the “Expiry Date”);

all on the terms and subject to the conditions set out in the Plan. For greater certainty, Option Shares continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

The Optionee further acknowledges and hereby consents to:
(a)	the disclosure to the Toronto Stock Exchange and all other regulatory authorities of all personal information of the undersigned obtained by the Company; and
(b)

the collection, use and disclosure of such personal information by the Toronto Stock Exchange and all other regulatory authorities in accordance with their requirements, including the provision to third party service providers, from time to time.

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the • day of •, 200 •.

VICEROY EXPLORATION LTD.
___________________________	Per:_______________________________
OPTIONEE	Authorized Signatory